Exhibit 99.2 - Certificate of Good Standing

                                STATE OF MARYLAND
                     Department of Assessments and Taxation

I, PAUL B. ANDERSON OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, DO HEREBY CERTIFY THAT THE DEPARTMENT, BY LAWS OF THE STATE, IS THE CUSTODIAN OF THE RECORDS OF THIS STATE RELATING TO THE FORFEITURE OR SUSPENSION OF CORPORATIONS, OR OF CORPORATIONS TO TRANSACT' BUSINESS IN THIS STATE, AND THAT 1 AM THE PROPER OFFICER TO EXECUTE THIS CERTIFICATE.

I FURTHER CERTIFY THAT HEARTLAND, INC. IS A CORPORATION DULY INCORPORATED AND EXISTING UNDER AND BY VIRTUE OF THE LAWS OF MARYLAND AND THE CORPORATION HAS FILED ALL ANNUAL REPORTS REQUIRED, HAS NO OUTSTANDING LATE FILING PENALTIES ON THOSE REPORTS, AND HAS A RESIDENT AGENT. THEREFORE, THE CORPORATION IS AT THE TIME OF THIS CERTIFICATE IN GOOD STANDING WITH THIS DEPARTMENT AND DULY AUTHORIZED TO EXERCISE ALL THE POWERS RECITED IN ITS CHARTER OR CERTIFICATE OF INCORPORATION, AND TO TRANSACT BUSINESS IN MARYLAND.

IN WITNESS WHEREOF, I HAVE HEREUNTO SUBSCRIBED MY SIGNATURE AND AFFIXED THE SEAL OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND AT BALTIMORE ON THIS JUNE 14, 2004.


/s/ Paul B. Anderson
-----------------------
Paul B. Anderson
Charter Division

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